Exhibit 99.1

FindWhat.com, Inc.	News Release

Company Contact:
Peter Weinberg
239-561-7229
Peter.Weinberg@FindWhat.com

FINDWHAT.COM, INC. ANNOUNCES FIRST QUARTER 2005 RESULTS

FORT MYERS, FLA – MAY 5, 2005 – FINDWHAT.COM, INC. (NASDAQ: FWHT), a global leader in developing and providing performance-based marketing and commerce enabling services, today reported financial results for the three months ended March 31, 2005. Highlights include:

•	Revenue of $58.2 million, an increase of 136% over Q1 2004;

•	GAAP-basis EPS of $0.10 per diluted share;

•	EBITDA of $8.4 million, an increase of 23% over the same period in 2004;

•	Adjusted EPS of $0.14 per diluted share; and

•	Cash, cash equivalents and short-term investments at March 31 of approximately $50 million.

The Company announced that it has accepted the resignation of Brenda Agius as the Company’s chief financial officer, effective as of May 4, 2005. Ms. Agius will remain with the Company for a transition period. FindWhat.com has initiated a search for its new chief financial officer. While conducting the search, Mr. Ken Cragun, FindWhat.com’s vice president of finance, will serve as interim chief financial officer.

Craig Pisaris-Henderson, chairman and chief executive officer of FindWhat.com, said, "On behalf of the Company's employees, shareholders, and Board of Directors, we would like to thank Brenda for her contributions to the Company’s success. I would also like to thank Ken for his active participation assisting the Company through this process."

The Company also announced that the Audit Committee of its Board of Directors has been interviewing public accounting firms since January 2005, with a view toward replacing Ernst & Young as the Company’s independent registered public accounting firm. The Company disclosed on Monday that Ernst & Young would resign, effective upon the filing of the Company’s Form 10-Q for the quarter ended March 31, 2005. The Company will announce the hiring of a new auditor as soon as one is engaged.

With respect to the Company’s results, Mr. Pisaris-Henderson said, “We are pleased with our first quarter 2005 results, especially given the steps we took in the fourth quarter of 2004 to remove traffic sources that did not meet our standards in terms of conversions and return on investment for our advertisers. Moving forward, we remain committed to developing a global, full service platform for small and medium-sized businesses that delivers high-quality leads, maximizes monetization opportunities for our partners, and enables advertisers to measure returns through conversion analytics, helping them grow their businesses.”

FindWhat.com also said that in recent weeks it has been removing certain distribution partners, representing a meaningful percentage of daily click-through revenue thereby negatively affecting the Company’s short-term financial performance. The Company believes these partners and/or their sub-affiliates had developed methods for obtaining new users that did not follow the Company’s distribution guidelines.

Mr. Pisaris-Henderson said, “Undeniably, it is difficult to turn off partners that had produced substantial revenue for our Company. Nevertheless, we remain committed to leading this industry in the implementation of, and adherence to, best practices with respect to delivering high quality prospects from trusted sources to our advertisers. To this end, we will continue to strive to work with our partners to ensure that we foster and maintain high standards in this area. We believe this is absolutely critical for the end users of our services and for our own long-term prospects.”

Looking forward, the Company plans to continue to leverage its unique position as the leading independent player within a growing market, and to invest in an expanded portfolio of services for its traffic partners. These investments include Pay Per Call, private-branded toolbars, and the Company’s license of FAST’s search technology, all of which are designed to help FindWhat.com’s traffic partners capitalize on their relationships with their users.  The Company also said it plans to increase communication about what it can offer to clients and to enhance its branding strategy, which will be a focus in the second quarter.

First Quarter Results

Revenue was $58.2 million in Q1 2005, an increase of 136% over Q1 2004 revenue of $24.7 million. GAAP net income was $3.2 million, or $0.10 per diluted share, in Q1 2005, compared to $3.8 million, or $0.16 per diluted share, for the same period in 2004. EBITDA was $8.4 million, an increase of 23% over Q1 2004 EBITDA of $6.8 million. Adjusted EPS was $0.14 per diluted share in Q1 2005, compared to $0.16 per diluted share for the same period in 2004. Amortization expense in Q1 2005 was $2.0 million, compared to $189,000 for the same period in 2004. The increase in non-cash amortization expense from Q1 2004 to Q1 2005 reflects amortization of intangible assets resulting from 2004 mergers and acquisitions.

The Company’s Q1 2005 revenue and expenses increased substantially versus the same period in 2004, primarily due to the inclusion of operating results from the mergers and acquisitions completed in 2004. Results for the first quarter of 2004 include Miva for the entire period and Comet from its acquisition on March 22, 2004.

FindWhat.com believes that “EBITDA” and “Adjusted EPS” can provide meaningful comparisons of the Company’s current and projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions. FindWhat.com defines EBITDA as net income before interest, income taxes, depreciation, and amortization, and defines Adjusted EPS as EPS before tax-adjusted amortization expense. FindWhat.com uses EBITDA and Adjusted EPS as internal barometers of its business, and sets goals and awards bonuses in part based on performance relative to these measurements, but believes their use does not lessen the importance of GAAP measures.

2005 Guidance

As previously reported, in the first half of 2005, the Company’s EBITDA is being impacted by several factors including new or expanded investments associated with its global marketing and FAST search technology initiatives, rising legal fees resulting from its patent litigation with Overture and significantly higher accounting fees associated with its audit, financial reviews and Sarbanes-Oxley Act compliance. FindWhat.com expects the impact of these factors to decline in the second half of the year.

After taking into consideration the Company’s efforts with respect to the sourcing of its traffic, and excluding any potential impact of the outcome of the Overture litigation, FindWhat.com expects Q2 2005 revenue to be between $40 and $50 million, and anticipates full year 2005 revenue to be between $175 and $200 million.

Litigation Update

One of FindWhat.com’s principal competitors offering performance-based marketing services, Overture Services, Inc. (now owned by Yahoo! and a part of Yahoo! Search Marketing Solutions), purports to be the owner of U.S. Patent No. 6,269,361. FindWhat.com has been engaged in litigation with Overture with respect to this patent since January 2002. This matter is currently in trial in the District Court for the Central District of California and is expected to conclude shortly. FindWhat.com believes that it does not infringe any valid and enforceable claim of the patent and is seeking a declaration that the `361 Patent is invalid, unenforceable and not infringed. The trial is before a jury, which will be asked to decide whether the Company infringes certain claims of the patent and, if any claims are infringed, whether they should be ruled invalid. The judge has the responsibility to determine whether the patent is unenforceable due to inequitable conduct. The judge’s decision may come weeks or months after any jury decision. If it is determined that the Company’s bid-for-position business model infringes one or more valid and enforceable claims of the `361 patent held by Overture Services, FindWhat.com’s business, prospects, financial condition and results of operations could be materially and adversely affected and the Company could be subject to damages and forced to obtain a license from Overture Services or revise its business model. FindWhat.com can offer no assurance that a license would be available on acceptable terms or at all, or that it will be able to revise its business model economically, efficiently or at all.

Operating Metrics

Beginning with Q2 2004, FindWhat.com reported two new operating metrics to provide better insight into the progress of its business: Paid Click-throughs and Active Relationships.

Quarter	Paid Click-throughs (in millions)	Active Relationships +

Q2 2004	219	63,000
Q3 2004	224	70,000
Q4 2004	251	75,000
Q1 2005	259	85,000

Note: The amounts above for Q2 2004 are presented on a pro forma basis to include metrics from Miva, Comet, B&B and Espotting as if all companies were wholly-owned on April 1, 2004. The metrics for these acquired/merged companies for the pre-closing periods is based on information obtained from their records during those periods.

+ FindWhat.com defines active relationships for a fiscal quarter to be those that have had a paying transaction with the Company during the quarter. FindWhat.com has relationships with over 100,000 online businesses, including businesses that are using its Miva Merchant storefront software, or that have made deposits in their FindWhat.com or Espotting Network accounts to fund future transactions, but some have not purchased any products or services from the Company during the quarter and hence are not included in the active relationships metric.

Management Conference Call

Chairman/CEO Craig Pisaris-Henderson and President/COO Phillip Thune will participate in a conference call to discuss the results and the outlook for the Company. The call will take place on May 5, 2005, at approximately 8:00 a.m. ET, and will be simulcast on the Internet at:

http://www.vcall.com/CEPage.asp?ID=91608

A replay of the conference call will be available at the same URL, and on the Company’s website at http://www.findwhat.com/content/about/news/webcast.asp, for 90 days after the call.

About FindWhat.com®
FindWhat.com creates and offers proprietary performance-based marketing and commerce enabling services that help businesses of all sizes throughout the business cycle in reaching prospects, converting prospects to customers and then retaining those customers. Its marketing division creates online marketplaces where buyers are introduced to sellers at exactly the right moment, when they are searching for products and services on the Internet; this introduction is based on a bid-for-position, Pay Per Click or Pay Per Call (US only), keyword-targeted advertising service. FindWhat.com offers this service directly to advertisers through the FindWhat.com Network™ in the U.S., the Espotting Network in Europe and offers a private label version of this service to large companies and portals worldwide, including Lycos and Mitsui & Co., Ltd. FindWhat.com also operates a merchant services division which includes Miva®, a leading online platform of software and services for small to medium-sized enterprises (SMEs). With its easy-to-use, highly customizable and integrated browser-based point and click business creation software and a vast partner network, Miva is focused on helping to create and enhance online business and marketing services for SMEs. Additionally, FindWhat.com has a primary traffic division, currently offered through Comet Systems, a leading provider of connected desktop consumer software. More information about FindWhat.com is available on the Company’s website at http://www.FindWhat.com.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as “plan,” “intend,” “believe” or “expect,” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Key risks are described in FindWhat.com’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K/A for fiscal 2004. The forward-looking statements herein include, without limitation, statements addressing future financial and operating results; statements regarding growth strategies; statements relating to the expected financial performance of recent initiatives; statements regarding the use of non-financial metrics, and statements regarding the transformation of our business. In addition, past performance cannot be relied upon as a guide to future performance.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; the risks associated with the fact that we have material weaknesses in our internal control over financial reporting that may prevent us from being able to accurately report our financial results or prevent fraud; potential that demand for our services will decrease; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; the risk that our distribution partners will use unacceptable means to obtain users; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; risks associated with legal and cultural pressures on certain of our advertiser’s service and/or product offerings; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risks associated with our expanding international presence; difficulties executing integration strategies or achieving planned synergies with acquired businesses and private label initiatives; the risk that we will not be able to effectively manage our growth; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with Internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally.

Non-GAAP Financial Measures
This press release includes discussion of additional financial measures “EBITDA” and “Adjusted EPS.” These measures are defined as non-GAAP financial measures by the Securities and Exchange Commission and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. generally accepted accounting principles. FindWhat.com provides reconciliations of these two financial measures to net income and net income per share in its press releases regarding actual financial results. A reconciliation of these two financial measures to net income and net income per share for the three months ended March 31, 2005 included in this press release is set forth below.
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™Trademark of FindWhat.com, Inc.
All other marks properties of their respective companies.

FindWhat.com, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2005	2004

Revenues	$58,188	$24,686

Operating expenses
Search serving	2,948	844
Marketing, sales and service	36,185	13,540
General and administrative	9,903	3,459
Product development	1,993	600
Amortization	1,975	189

Total operating expenses	53,004	18,632

Income from operations	5,184	6,054
Interest income, net	101	180
Exchange rate gain (loss)	(62)	—

Income before provision for income taxes	5,223	6,234

Income tax expense	2,022	2,432

Net income	$3,201	$3,802

Net income per share
Basic	$0.10	$0.17

Diluted	$0.10	$0.16

Weighted-average number of common
shares outstanding
Basic	30,613	21,899

Diluted	32,367	24,053

FindWhat.com, Inc.
Reconciliations to Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

Additional information:	Three Months Ended March 31,
	2005	2004

EBITDA	$8,392	$6,834

Adjusted net income	$4,406	$3,919

Adjusted net income per diluted share	$0.14	$0.16

Reconciliation of EBITDA to Net Income	Three Months Ended March 31,
	2005	2004

EBITDA	$8,392	$6,834
Interest income, net and exchange rate loss	39	180
Taxes	(2,022)	(2,432)
Depreciation	(1,233)	(591)
Amortization	(1,975)	(189)

Net income	$3,201	$3,802

Reconciliation of Adjusted Net Income to Net Income	Three Months Ended March 31,
	2005	2004

Adjusted net income	$4,406	$3,919
Amortization	(1,975)	(189)
Tax effect	770	72

Net income	$3,201	$3,802

Reconciliation of Adjusted Net Income per Diluted Share	Three Months Ended March 31,
to Net Income per Share – Diluted	2005	2004

Adjusted EPS	$0.14	$0.16
Amortization per diluted share	(0.06)	0.00
Tax effect, per diluted share	0.02	0.00

Net income per share – diluted	$0.10	$0.16

FindWhat.com, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	March 31,	December 31,
ASSETS	2005	2004

	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$32,703	$29,220
Short-term investments	17,096	25,004
Accounts receivable, less allowance for doubtful accounts of $2,824
and $3,095 at March 31, 2005 and December 31, 2004, respectively	26,903	26,117
Deferred tax assets	2,417	2,510
Prepaid expenses and other current assets	3,813	3,181

Total current assets	82,932	86,032

PROPERTY AND EQUIPMENT – NET	18,247	16,755
INTANGIBLE ASSETS
Goodwill	197,357	201,183
Vendor agreements, net	17,487	18,736
Other intangible assets, net	14,598	15,567
DEFERRED TAX ASSETS, NET OF VALUATION ALLOWANCES	823	1,964
OTHER ASSETS	1,765	967

Total assets	$333,209	$341,204

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$32,284	$33,421
Deferred revenue	4,323	5,798
Current portion of long-term debt	365	3,941
Other current liabilities	799	760

Total current liabilities	37,771	43,920

DEFERRED TAX LIABILITIES	5,412	5,855
OTHER LONG-TERM LIABILITIES	3,310	3,750

Total liabilities	46,493	53,525

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized,
500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares;
issued 30,715 and 30,502, respectively; outstanding
30,672 and 30,459, respectively	31	31
Additional paid-in capital	248,205	247,132
Treasury stock; 43 shares at cost	(804)	(804)
Accumulated other comprehensive income	7,571	12,808
Retained earnings	31,713	28,512

Total stockholders’ equity	286,716	287,679

Total liabilities and stockholders’ equity	$333,209	$341,204